UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

EQUITY OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-13115 (Commission File Number)	36-4151656 (IRS Employer Identification Number)

EOP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13625 (Commission File Number)	36-4156801 (IRS Employer Identification No.)

Two North Riverside Plaza Suite 2100, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

Registrant’s telephone number, including area code (312) 466-3300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

EOP Operating Limited Partnership is a party to a Revolving Credit Agreement dated as of May 9, 2003 for a $1 billion line of credit with the following banks:

Banc of America Securities LLC
J. P. Morgan Securities Inc.
Bank of America, N.A.
JPMorgan Chase Bank
Bank One, NA
The Bank of Nova Scotia, New York Agency
Morgan Stanley Bank
UBS AG Cayman Islands Branch
PNC Bank, National Association
U.S. Bank National Association
Citicorp North America, Inc.
Credit Suisse First Boston, acting through its Cayman Islands Branch
Eurohypo AG, New York Branch
LaSalle Bank National Association
Merrill Lynch Bank USA
Wachovia Bank
National Australia Bank Limited
Union Bank of California, N.A.
Deutsche Bank Trust Company Americas

Effective December 14, 2004, certain terms of this $1 billion revolving credit facility regarding financial covenants were amended, as follows:

•	The maximum ratio of Total Liabilities to Total Asset Value was increased from 0.55:1 to 0.60:1;

•	The maximum ratio of Unsecured Debt to Unencumbered Asset Value was increased from 0.55:1 to 0.60:1;

•	In the determination of Unencumbered Asset Value, joint ventures of which we own at least 20% of the economic interests can be included; the original calculation of Unencumbered Asset Value only allowed joint ventures of which we own at least 50% of the economic interests to be included;

•	Any properties with negative EBITDA for the applicable period are excluded in the determination of Total Asset Value and Unencumbered Asset Value;

•	In determining the dividend distribution ratio, funds from operations (FFO) shall be determined in accordance with the resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trusts as in effect from time to time; provided that FFO shall (i) be based on net income before payment of distributions to holders of preferred partnership units and distributions necessary to pay holders of preferred stock, and (ii) at all times exclude (a) charges for non-cash impairments taken in accordance with GAAP, and (b) non-recurring charges;

•	The dividend distribution ratio was increased from 90% to 95%; and

•	In determining the ratios and financial requirements the effect of any consolidation required by FIN 46(R) “Consolidation of Variable Interest Entities,” an Interpretation of ARB No. 51, as revised, is excluded.

Other non-material amendments were made to clarify the parties’ understanding of the Agreement.

Item 8.01 Other Events.

     Equity Office has signed an amendment to a lease that will be effective January 4, 2005 to reduce the space being leased by a tenant at 1301 Avenue of the Americas, New York, NY, from approximately 564,000 square feet to approximately 250,000 square feet. In connection with this agreement, Equity Office will recognize approximately $44 million of lease termination income in the quarterly period ended March 31, 2005, which is net of outstanding deferred rent receivable balances.

     In addition, Equity Office signed a lease agreement with a new tenant for substantially all of the vacated space. The new lease is for a term of approximately 16 years.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST

Date: December 20, 2004	By: /s/ Marsha C. Williams Marsha C. Williams Executive Vice President and Chief Financial Officer

EOP OPERATING LIMITED PARTNERSHIP

By: Equity Office Properties Trust, its general partner

Date: December 20, 2004	By: /s/ Marsha C. Williams Marsha C. Williams Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Attached as exhibits to this form are the documents listed below:

Exhibit	Document
10.1	Amendment to Revolving Credit Agreement dated December 14, 2004

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